UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  November 1, 2013

Alteva, Inc.

(Exact name of registrant as specified in its charter)

New York	1-35724	14-1160510
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

401 Market Street, Philadelphia, PA	19106
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code  877-258-3722

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                               Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed in a Current Report on Form 8-K dated August 1, 2013, Alteva, Inc. (the “Company”) appointed Brian J. Kelley and Edward J. Morea to the Company’s Board of Directors, effective November 1, 2013.  The information contained in Item 5.02 of the August 1, 2013 Form 8-K regarding Mr. Kelley’s and Mr. Morea’s appointment to the Board of Directors is incorporated herein by reference.

On November 1, 2013, the Company appointed Kelly C. Bloss as Chairman of the Board of Directors to succeed Robert J. DeValentino, whose previously disclosed retirement from the Board of Directors became effective on October 31, 2013.  Ms. Bloss, who joined the Board in 2006 and has most recently served as Chairman of the Governance and Nominating Committee and a member of the Compensation Committee, will serve as Chairman of the Board until the Board meeting following the Company’s 2014 Annual Meeting of Shareholders.  Additionally, in recognition of his years of service to the Company, the Board bestowed upon Mr. DeValentino the honorary title of Chairman Emeritus.

As a result of these changes to the Board, the Governance and Nominating Committee recommended, and the Board of Directors approved, the following changes to committee assignments, effective November 7, 2013:

Governance and Nominating Committee	Douglas B. Benedict, Chairman
Kelly C. Bloss
Edward J. Morea

Audit Committee	Jeffery D. Alario, Chairman
Douglas B. Benedict
Brian J. Kelley

Compensation Committee	Brian J. Kelley, Chairman
Jeffrey D. Alario
Edward J. Morea

A press release announcing the appointment of Ms. Kelly as Chairman of the Board and the new Board committee assignments is attached to this Current Report on Form 8-K as Exhibit No. 99.1.

Item 9.01              Financial Statements and Exhibits

(d)  Exhibits.

Exhibit No.	Description
99.1	Press Release issued by Alteva, Inc. on November 7, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Alteva, Inc.

Dated: November 7, 2013	By:	/s/ David J. Cuthbert
David J. Cuthbert
President and Chief Executive Officer